UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: November 21, 2013

Texas South Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-171064	99-0362471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 1800
Houston, TX 77056
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (713) 209-2950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The information in Item 5.03 hereof is hereby incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2013, the Board of Directors and majority of Texas South Energy, Inc.’s (the “Company”) shareholders approved an the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company effective upon the filing of the Amended and Restated Articles of Incorporation with the Nevada Secretary of State.  The Amended and Restated Articles of Incorporation were filed with the Nevada Secretary of State on November 21, 2013.

The Amended and Restated Articles of Incorporation were amended to opt out of the acquisition of controlling interest provisions of the Nevada Revised Statues.  Both the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws were updated in connection with the amendment to the Articles of Incorporation effected on November 12, 2013, which increased the Company’s authorized shares of common stock from 75,000,000 shares to 950,000,000 shares, authorized the issuance of 50,000,000 shares of blank check preferred stock, affected a 3 for 1 reverse split and changed the Company’s name.  In addition, the Amended and Restated Bylaws provide for indemnification and limitations to the liability of the Company’s officers and directors as provided for by the Nevada Revised Statutes.

This Item, including the description herein of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws, are qualified in their entirety by reference to the Amended and Restated Articles of Incorporation, a copy of which are hereby included as Exhibit 3.1 and Exhibit 3.2, respectively, and hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The information in the Exhibit Index hereto is hereby incorporated herein by reference.

Exhibit
No.	Description
3.1	Amended and Restated Articles of Incorporation of Texas South Energy, Inc, dated effective November 21, 2013 (filed herewith)
3.2	Amended and Restated Bylaws of Texas South Energy, Inc, dated effective November 21, 2013 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 26, 2013

TEXAS SOUTH ENERGY, INC.

By:	/s/James Askew
James M. Askew
Chief Executive Officer